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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 28, 2004 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders of Aqua America, Inc., which is incorporated by reference in the Aqua America, Inc. Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Philadelphia, PA
February 18, 2005